UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

IMPRIMIS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

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August      , 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Imprimis Pharmaceuticals, Inc., which will be held at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, CA 92130, on September 4, 2014, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you are planning to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the annual meeting so that we can verify your ownership of Imprimis Pharmaceuticals, Inc. stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, although you will be able to attend the annual meeting, you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Mark L. Baum
Chief Executive Officer and Director

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12626 HIGH BLUFF DRIVE, SUITE 150

SAN DIEGO, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 4, 2014

To the Stockholders of Imprimis Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Imprimis Pharmaceuticals, Inc. (the “Company”) will be held on September 4, 2014 at 9:00 a.m., at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, CA 92130, for the following purposes:

1.	To elect to the Board of Directors the seven (7) director nominees named in the attached proxy statement to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of KMJ Corbin and Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized common shares from 395,000,000 to 90,000,000.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on July 18, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voting instruction card or meeting notice for admission.

By Order of the Board of Directors,

Mark L. Baum
Chief Executive Officer and Director

San Diego, California
August , 2014

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12626 High Bluff Drive, Suite 150

San Diego, CA 92130

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on September 4, 2014

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), of Imprimis Pharmaceuticals, Inc. to be held on September 4, 2014, at 9:00 a.m. local time at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, CA 92130, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We expect to mail this proxy statement and the accompanying materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Notice and proxy card, to our stockholders on or about August , 2014.

All references to “us”, “we”, “our”, and “the Company” refer to Imprimis Pharmaceuticals, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 4, 2014

Copies of this Proxy Statement, the Notice and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 can be accessed electronically at: www.iproxydirect.com/IMMY.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees named in Proposal 1 and FOR Proposals 2 and 3. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Stockholders of Record

Only holders of record of shares of our common stock at the close of business on the record date, July 18, 2014, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on July 18, 2014, the Company had 9,130,376 shares of common stock outstanding and entitled to vote held by 149 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy.

Vote Required and Method of Counting Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and shares that are voted by brokers as to any matter at the meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on matters that are not deemed to be routine unless the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such matters, the broker does not have discretionary voting power with respect to such matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such matters. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed below.

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Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 – Election of seven directors	Plurality of Votes Cast	No

Proposal 2 – Ratification of auditors for Fiscal Year 2014	Majority of Votes Cast	Yes

Proposal 3 – Amendment of Certificate of Incorporation to decrease the number of authorized common shares from 395,000,000 to 90,000,000	Majority of Shares Outstanding	No

With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these Proposals, the abstention will have the same effect as an AGAINST vote. Broker non-votes will have no effect on the outcome of Proposal 1. Broker non-votes are not expected to result from Proposal 2 and will have the same effect as a vote against Proposal 3.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Action Stock Transfer Corp., our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either by:

(1) revoking it in person at the Annual Meeting;

(2) delivering a written notice to our Corporate Secretary at 12626 High Bluff Drive, Suite 150, San Diego, CA 92130 before the proxy is used; or

(3) delivering a later dated proxy card to us at the address noted above before the proxy is used.

Your presence at the Annual Meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

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Stockholder List

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 12626 High Bluff Drive, Suite 150, San Diego, CA 92130.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://imprimispharma.investorroom.com

Director Independence

Our Board of Directors currently consists of the following five members: Dr. Robert Kammer (Chairman); Stephen G. Austin; August S. Bassani; Mark L, Baum and Peter C. Kenny. During part of our 2013 fiscal year Dr. Paul Finnegan and Dr. Jeffrey J. Abrams (each of whom resigned during fiscal year 2013), also served on our Board. Our Board has selected two director nominees, William A. Koefoed, Jr. and William H. Nelson, to stand for election at the Annual Meeting, neither of whom currently serves on our Board. The Board has determined that (i) Mr. Austin, Mr. Kenny and Mr. Bassani, comprising a majority of our current Board, are, (ii) Dr. Abrams and Dr. Finnegan were, and (iii) Mr. Koefoed and Mr. Nelson will be, “independent” directors, as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Baum is not independent because he currently serves as our Chief Executive Officer, and Dr. Kammer is not independent because of previous advisory relationships with the Company.

Nominations for Directors

Our Nomination and Corporate Governance Committee evaluates and recommends to the Board of Directors director nominees for each election of directors. There are no stated minimum criteria for director nominees; rather, in considering potential new directors, the Nomination and Corporate Governance Committee considers a variety of factors and may review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with the Company’s industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what brings most persons to the Board’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. The Nomination and Corporate Governance Committee also reviews the activities and associations of each candidate to determine the independence of the candidate under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules and to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. In addition to the foregoing factors, the committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nomination and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the committee seeks to nominate directors that bring to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nomination Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria and factors described above. If the Nomination and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

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The Nomination and Corporate Governance Committee reviews all nominees, including those recommended by stockholders, for nomination to the Board in accordance with the above factors and qualifications to determine whether they possess attributes the committee believes would be most beneficial to the Company. The Nomination and Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Nomination and Corporate Governance Committee by complying with certain notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders may obtain a copy of our Bylaws by writing to our Corporate Secretary at Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12626 High Bluff Drive, Suite 150, San Diego, CA 92130, or by accessing our Bylaws on the Investor Relations section of our website at http://imprimispharma.investorroom.com. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Stockholder Communications of Imprimis Pharmaceuticals, Inc., 12626 High Bluff Drive, Suite 150, San Diego, CA 92130. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-management directors as a group or an individual director. Each communication will be screened by the Corporate Secretary or his or her designee to determine whether it is appropriate for presentation to the Board or such director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom it is addressed will be submitted to the Board or such director on a periodic basis. Any communications that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is available for review on our website at http://imprimispharma.investorroom.com, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Imprimis Pharmaceuticals, Inc., 12626 High Bluff Drive, Suite 150, San Diego, CA 92130, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Accounting and Financial Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur outside of meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis, but may hold additional meetings as required. During fiscal year 2013, the Board held twelve meetings. Each of our directors attended 100% of the Board meetings he was eligible to attend and 100% of the aggregate of the total number of Board meetings and meetings of each committee of the Board on which he was serving. We do not have a policy requiring that directors attend our annual meeting of stockholders. All of our directors attended our 2013 Annual Meeting of Stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

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Audit Committee

Our Audit Committee is currently composed of Messrs. Stephen Austin (Chairperson), August Bassani and Peter Kenny. Former directors Paul Finnegan and Jeffrey Abrams served on our Audit Committee during fiscal year 2013 until their resignations from the Board effective October 1, 2013 and September 29, 2013, respectively, and Messrs. Bassani and Kenny were subsequently nominated to replace them on the committee. Our Board has affirmatively determined that (i) each member of the Audit Committee during fiscal 2013 was independent under Nasdaq Marketplace Rule 5605(a)(2), and satisfied all other qualifications under Nasdaq Marketplace Rule 5065(e) and the applicable rules of the SEC and (ii) each current member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(e) and the applicable rules of the SEC. Our Board has also affirmatively determined that Stephen Austin and Peter Kenny each qualify as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. During 2013, the Audit Committee held four meetings.

The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://imprimispharma.investorroom.com. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors.

Compensation Committee

Our Compensation Committee is currently composed of Messrs. August Bassani (Chairperson), Stephen Austin and Peter Kenny. During 2013, former directors Paul Finnegan and Jeffrey Abrams also served on our Compensation Committee. Our Board has affirmatively determined that each member of the Compensation Committee during 2013 was independent, and each current member of the Compensation Committee is independent, as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). During 2013, the Compensation Committee met nine times.

Our Board has adopted a charter for the Compensation Committee which is available for review on our website at http://imprimispharma.investorroom.com. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits.

Nomination and Corporate Governance Committee

Our Nomination and Corporate Governance Committee is currently composed of Messrs. Peter Kenny (Chairperson), Stephen Austin and August Bassani. During 2013, former director Jeffrey Abrams also served on this committee. Our Board has determined that each member of the Nomination and Corporate Governance Committee during 2013 was independent, and each current member is independent, under Nasdaq Marketplace Rule 5605(a)(2). The committee evaluates and recommends to the Board nominees for each election of directors. The Nomination and Corporate Governance Committee met two times in 2013.

Our Board has adopted a charter for the Nomination and Corporate Governance Committee which is available for review on our website at http://imprimispharma.investorroom.com. The responsibilities of the Nomination and Corporate Governance Committee include evaluating and making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board on an annual basis. The positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Currently the positions of Chairman and Chief Executive Officer are separated. Our Board believes that this structure allows Mark Baum, Chief Executive Officer, to focus on our day-to-day business, while allowing Dr. Kammer, our Chairman, to lead the Board in its fundamental role of providing advice to and independent oversight of management and better enables active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.

Our separated Chairman and Chief Executive Officer positions are augmented by our independent directors, who comprise all of our Board committees and meet regularly in executive session without Dr. Kammer, Mr. Baum or other members of our management present to ensure that our Board maintains an appropriate level of independent oversight of management.

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Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, with Board committees having responsibility for reviewing certain areas and reporting to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies in certain focus areas. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight

Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.

Audit Committee	Overall policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company, other contingent liabilities, as well as other risks and exposures that may have a material impact on our financial statements.

Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.

Nomination and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Transactions with Related Persons

Other than as described below, since the beginning of fiscal year 2012, there were no transactions to which the Company was or is a participant or currently proposed transactions which the Company is to be a participant in which the amount involved exceeds the lesser of $120,000 or one percent of the Company’s average assets at year end for the last two completed fiscal years, and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

Relationships with DermaStar

DermaStar International, LLC (“DermaStar”) is a former holder of various of our securities, including previously outstanding shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”), warrants and convertible notes, and was our lender under our former Secured Line of Credit Letter Agreement (the “Line of Credit Agreement”). Our Chief Executive Officer and director, Mark L. Baum, and the Chairman of our Board of Directors, Dr. Kammer, served as Managing Members of DermaStar prior to DermaStar’s conversion of all of the outstanding shares of Series A Preferred Stock into common stock and the distribution of all shares of capital stock and warrants held by it to its members in July 2012 and the subsequent dissolution of DermaStar in July 2012. Mr. Baum and Dr. Kammer were appointed to our Board on December 16, 2011, following the effectiveness of the Line of Credit Agreement and the purchase of the Series A Preferred Stock by DermaStar described below.

Secured Line of Credit

On April 25, 2012, the entire outstanding principal balance and all accrued and unpaid interest under our Line of Credit with DermaStar, an aggregate of $762,534, was converted into 193,046 shares of common stock and warrants to purchase 48,262 shares of common stock, pursuant to the terms of a conversion agreement we entered into with DermaStar on April 20, 2012. The Line of Credit Agreement was terminated upon the completion of the conversion.

Series A Preferred Stock Purchase

In partial consideration for and in connection with the Line of Credit Agreement, on December 9, 2011, we issued 10 shares of newly-designated Series A Preferred Stock to DermaStar for an aggregate purchase price of $100,000.On June 29, 2012, DermaStar converted the 10 shares of Series A Preferred Stock held by it into 1,499,700 shares of our common stock. In connection with the conversion, we paid to DermaStar $200,000 as partial consideration for the conversion pursuant to a conversion agreement. Immediately following the conversion of the Series A Preferred Stock, all 10 shares were retired and cancelled. The conversion agreement was unanimously approved by the Company’s disinterested directors, with Mr. Baum and Dr. Kammer abstaining.

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7.5% Convertible Promissory Note

On April 5, 2010, we issued a $1,000,000 7.5% Convertible Promissory Note (the “Convertible Note”) to Alexej Ladonnikov, a then-existing stockholder of the Company. The Convertible Note had an annual interest rate of 7.5% and all principal and interest were due and payable on its maturity date, April 5, 2012. During January 2012, Mr. Ladonnikov sold 80% of the Convertible Note to DermaStar in a private transaction. Effective as of January 25, 2012, we entered into separate waiver and settlement agreements with DermaStar and Mr. Ladonnikov. Under the waiver and settlement agreements, the holders of the Convertible Note agreed to forever waive certain acceleration, conversion and other rights related to the Convertible Note. Under the terms of the waiver and settlement agreement with DermaStar, we and DermaStar agreed to the mandatory conversion of the 80% of the principal and accrued and unpaid interest of the Convertible Note and $56,087 in current accounts payable of the Company held by DermaStar, at such time as we had a sufficient number of shares of authorized common stock to effect such conversion, into our common stock at a conversion price of approximately $0.6668 per share. Under the terms of the waiver and settlement agreement with Mr. Ladonnikov, we and Mr. Ladonnikov agreed to the mandatory conversion of the 20% of the principal and accrued and unpaid interest of the Convertible Note held by Mr. Ladonnikov, at such time as we had a sufficient number of shares of authorized common stock to effect such a conversion, into our common stock at a conversion price of $0.60. Mr. Ladonnikov also agreed to make a one-time payment of $50,000 to us at such time as his interest in the Convertible Note was converted into common stock.

On February 28, 2012, effective immediately following the effective time of our Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock and implementing the one-for-eight reverse split of our common stock, the entire outstanding balance and approximately $142,603 of accrued but unpaid interest owing under the Convertible Note and the accounts payable held by DermaStar were converted into an aggregate of 1,835,830 shares of common stock and the Convertible Note was terminated. Mr. Ladonnikov made the required one-time payment of $50,000 to us at the time of the conversion.

Company Policy Regarding Related Party Transactions

The charter of the Audit Committee of our Board tasks the Audit Committee with review of all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board). In accordance with that policy, the Audit Committee’s general practice is to review and oversee those transactions that are reportable as related party transactions under the Financial Accounting Standards Board and Securities and Exchange Commission rules and regulations. Management advises the Audit Committee and the full Board of Directors on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports filed by such persons.

Based solely on our review of the copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2013, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except that director Dr. Kammer filed a late Form 5 on April 22, 2014 with respect to one transaction that occurred on September 30, 2013 and that was not reported on a Form 4 during the 2013 fiscal year.

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DIRECTOR COMPENSATION

Director Compensation Program for Fiscal Year Ended December 31, 2013

A summary of the non-employee director compensation program for fiscal year 2013 is set forth below:

Annual Board Retainer Fee:	$28,000
Annual Chairman Retainer Fees*:
Chairman of the Board	$16,000
Audit Committee Chairman	$10,000
Compensation Committee Chairman	$8,800
Nominations & Corporate Governance Committee Chairman	$4,800
Annual Committee Member Retainer Fees*:
Audit Committee	$7,200
Compensation Committee	$6,000
Nominations & Corporate Governance Committee	$3,200

*These fees are in addition to the Annual Board Retainer Fee, as applicable.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

In June 2013, the Board of Directors approved a one-time grant of 6,865 restricted stock units (“RSUs”) to non-employee directors under our Amended and Restated 2007 Stock Incentive and Awards Plan (as amended, the “Plan”) serving as directors on the date of grant. The RSUs vest in full 13 months from the date of grant. In October 2013, the Board of Directors approved a one-time grant of 8,947 RSUs to Peter C. Kenny in connection with his appointment to the Board. The RSUs vest in full 13 months from the date of grant.

In March 2014, the Board of Directors modified the Board cash compensation program for fiscal 2014 to provide for a single board retainer fee of $50,000 per year for all non-employee directors, with no additional payments for serving on committees or in leadership positions, effective January 1, 2014.

Director Compensation Table

The following table shows the compensation paid in fiscal year 2013 to our non-employee directors. All compensation received by Mr. Baum, including compensation received by him for services as a director, is disclosed in the Summary Compensation Table.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1)(3) (c)		Option Awards ($) (2)(3) (d)		All Other Compensation ($) (g)		Total ($) (h)
Robert J. Kammer, D.D.S.	$44,000	$197,904	(4)(5)	$-		$40,140	(6)	$282,044
Stephen G. Austin, CPA	$47,275	$54,371	(5)	$-		$-		$101,646
August S. Bassani, Pharm.D.	$33,700	$54,371	(5)	$-		$-		$88,071
Peter C. Kenny	$11,800	$39,814	(7)	$-		$-		$51,614
Paul Finnegan, M.D. (10)	$35,400	$-	(12)	$34,935	(8)	$-		$70,335
Jeffrey J. Abrams, M.D. (11)	$33,300	$-	(12)	$34,882	(9)	$-		$68,182

(1)	Reflects the dollar value of the stock awards calculated on the basis of the fair value of the underlying shares of our common stock on the respective grant dates in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”) and without any adjustment for estimated forfeitures. The actual value that a director will realize on each restricted stock award will depend on the price per share of our common stock at the time shares underlying the stock awards are sold. The actual value realized by a director may not be at or near the grant date fair value of the stock awarded. For a discussion of the assumptions used to calculate the value of option awards, refer to Note 6 to our Consolidated Financial Statements for the fiscal year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(2)	Reflects the dollar amount of the grant date fair value of awards granted during the 2013 fiscal year, measured in accordance with Topic 718 and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of option awards, see Note 6 to our Consolidated Financial Statements for the fiscal year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

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(3)	The aggregate number of stock and option awards outstanding as of December 31, 2013 for each non-employee director are as follows:

Name	Shares Underlying Stock Options	Restricted Stock	Shares Underlying Restricted Stock Unit Awards	Total
Robert J. Kammer, D.D.S.	71,875	20,000	6,865	98,740
Stephen G. Austin, CPA	17,123	-	6,865	23,988
August S. Bassani, Pharm.D.	7,603	-	6,865	14,468
Peter C. Kenny	-	-	8,947	8,947

(4)	Includes 20,000 shares of common stock earned and issued to Dr. Kammer during fiscal 2013 under his advisory agreement with us, pursuant to which Dr. Kammer earned 2,222.22 shares per month for certain advisory services. The advisory agreement was terminated on September 30, 2013.

(5)	In June 2013, the Board of Directors approved a one-time grant of 6,865 restricted stock units to non-employee directors. The RSUs vest in full 13 months from the date of grant.

(6)	Reflects the total amount paid for rent related to an apartment located in Del Mar, California utilized by Dr. Kammer while providing services as a consultant and director of the Company.

(7)	In October 2013, the Board of Directors approved a one-time grant of 8,947 restricted stock units to Peter C. Kenny. The RSUs vest in full 13 months from the date of grant.

(8)	Represents an option to purchase up to 10,300 shares of common stock granted to Dr. Finnegan on October 1, 2013 under the Plan in connection with a consulting agreement entered into with the Company on the October 1, 2013, following Dr. Finnegan’s resignation as a director. The option vests in quarterly installments of 2,575 shares over one year.

(9)	Represents an option to purchase up to 10,300 shares of common stock granted to Dr. Abrams on September 30, 2013 under the Plan in connection with a consulting agreement entered into with the Company on the September 30, 2013, following Dr. Abram’s resignation as a director. The option vests in quarterly installments of 2,575 shares over one year.

(10)	On September 26, 2013, director Dr. Finnegan provided notice of his resignation from the Board of Directors of the Company for personal reasons, effective as of October 1, 2013.

(11)	On September 29, 2013, director Dr. Abrams resigned from the Board of Directors of the Company for personal reasons, effective as of that date.

(12)	Upon Dr. Finnegan and Dr. Abrams respective resignations from the Board, their respective RSUs were forfeited.

EXECUTIVE COMPENSATION

Our Executive Officers

Executive officers are elected by our Board and serve at its discretion. Set forth below is information regarding our executive officers as of July 18, 2014.

Name	Position	Age
Mark L. Baum, J.D.	Chief Executive Officer and Director	41
Andrew R. Boll, CMA	Vice-President, Accounting and Public Reporting	31

Mr. Baum’s biographical information is included with those of the other members of our Board.

Andrew R. Boll, CMA, has been our Vice President of Accounting and Financial Reporting since February 2012 and was a consultant to the Company from December 2011 to February 2012. He has over ten years of experience in finance and accounting roles, including significant experience working with small capitalization companies, focusing on restructured and reorganized businesses. From 2007 to 2011, Mr. Boll was an accountant for BCGU, LLC, a privately held fund manager, and its related entities, that specialized in capital venture investment opportunities. There he provided financial and accounting consulting services to public company clients. From 2004 to 2007, Mr. Boll held various accounting roles at Welsh Companies, LLC, a privately held commercial real estate company, its fund and its other subsidiaries. Mr. Boll is a Certified Management Accountant and received his B.S. degree in Corporate and Public Finance, summa cum laude, from Huron University. He is a member of the Institute of Management Accountants, a CFA Institute member, and a member of the CFA Society of San Diego.

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Summary Compensation Table

The following table summarizes compensation earned by or awarded or paid to our named executive officers during fiscal year 2013.

Name and principal position (a)	Year (b)	Salary (c)	Stock Awards (e)		Option Awards(1) (f)		Non-Equity Incentive Plan Compensation(2) (g)	All Other Compensation(3) (i)	Total (j)
Mark L. Baum , J.D.	2013	$296,850	$3,688,257	(4)	$1,401,624		$125,000	$-	$5,511,731
Chief Executive Officer	2012	$150,300	$520,000	(5)	$655,773	(6)	$-	$-	$1,326,073

Andrew R. Boll, CMA	2013	$138,750	$-		$467,298		$46,500	$-	$652,548
Vice-President, Accounting and Public Reporting	2012	$64,500	$-		$51,780		$-	$5,000	$121,280

Joachim P.H. Schupp, M.D.	2013	$204,125	$-		$129,805		$-	$-	$333,930
Former Chief Medical Officer(8)	2012	$78,500	$-		$260,100		$-	$23,500	$462,100

Balbir Brar, D.V.M., Ph.D.	2013	$28,000	$-		$-		$-	$-	$28,000
Former President(9)	2012	$84,000	$-		$669,300	(7)	$-	$-	$753,300

(1)	Reflects the dollar amount of the grant date fair value of awards granted during the respective fiscal years, measured in accordance with Topic 718 and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of option awards, refer to Note 6 to our Consolidated Financial Statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013. For a discussion of the material terms of each stock option award, see the table entitled “Outstanding Equity Awards at Fiscal Year End.”

(2)	Amounts represent cash awards earned under the Company’s annual incentive plan based on the Company’s performance measured against the corporate objectives established for the named executive officer and actual individual executive officer performance against his individual goals. Such amounts are determined and paid after the end of each fiscal year, but reflect individual and Company performance for the respective fiscal years reflected above.

(3)	Amounts reflected for Mr. Boll consist of fees paid to Mr. Boll for consulting services performed during the fiscal year 2012 prior to his appointment as our Vice President, Accounting and Public Reporting.

Amounts reflected for Mr. Schupp consist of fees paid to an entity beneficially owned by Mr. Schupp for consulting services performed during the fiscal year 2012 prior to his appointment as our Chief Medical Officer.

(4)	Represents the fair market value on the date of grant RSUs awarded to Mr. Baum during 2013 under the Plan and pursuant to the terms of his Employment Agreement with us. Of these RSUs, 200,000 vest on the third anniversary of the grant date contingent on continuous service to the Company through such date, and 1,050,000 RSUs vest three years after the date of grant contingent upon the satisfaction of certain market-based vesting criteria during the three year period. The market-based vesting criteria are separated into five equal tranches and require that the Company achieve and maintain certain stock price targets ranging from $10 per share to $30 per share during the three year period following the grant date. See the discussion under “Compensation Arrangements with Mark L. Baum – Performance Equity Award” below for a more detailed description of these vesting provisions. At the time of the entry into the employment agreement in May 2013, the per person grant limit under the Plan for grants of performance-based restricted stock units was 600,000 shares. As a result, Mr. Baum received 600,000 of the RSUs called for by the employment agreement at that time, and the remaining 450,000 RSUs called for by the employment agreement were deferred until an amendment to the Plan to increase to the number of shares available for grant and the applicable annual per person grant limit became effective on September 27, 2013. Upon receipt of stockholder approval, the remaining 450,000 RSUs were granted. Concurrent with the issuance of the 450,000 RSUs, 120,000 unvested RSUs previously granted to Mr. Baum in July 2012 were cancelled. As a result, the issuance of the 450,000 RSUs has been treated as a modification of the RSU grant made to Mr. Baum in July 2012 for accounting purposes. The amounts represent the aggregate grant date fair value of the awards granted to Mr. Baum computed in accordance with Topic 718. A discussion of the assumptions used in calculating the grant date fair value of the RSUs is set forth in Note 6 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. For a discussion of the material terms of Mr. Baum’s outstanding equity awards, see the description of Mr. Baum’s employment agreement and the table entitled “Outstanding Equity Awards at Fiscal Year End.”

(5)	Represents the aggregate grant date fair value of the RSUs granted to Mr. Baum during 2012 computed in accordance with Topic 718 based upon the probable outcome of such conditions. A discussion of the assumptions used in calculating the grant date fair value of the RSUs is set forth in Note 6 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. As described in (4) above, in September 2013 120,000 unvested RSUs granted in 20112 were forfeited and replaced by a portion of the subsequent RSU grant to Mr. Baum.

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(6)	Includes compensation for services as a director during the period. Represents the fair value of (i) an option to purchase up to 125,000 shares of common stock under the Plan granted on January 25, 2012 for, among other things, his services as Chairman of the Board of Directors which vested monthly over twelve months following the grant date, (ii) an option to purchase up to 25,000 shares of common stock under the Plan, which was granted to each of the Company’s directors on April 1, 2012 for their services as directors and which vested in equal installments of 6,250 shares on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013 subject to continued service as a director on each such date, and (iii) an option to purchase up to 60,000 shares of common stock under the Plan granted on April 1, 2012 in connection with his appointment as our Chief Executive Officer. These options vested monthly over twenty four months following the grant date.

(7)	Includes compensation for services as a director during the period. Represents the fair value of (i) an option to purchase up to 225,000 shares of common stock under the Plan granted on January 25, 2012 in connection with his appointment as our President, which options vested monthly over thirty six months following the grant date, and (ii) an option to purchase up to 25,000 shares of common stock under the Plan, which was granted to each of the Company’s directors on April 1, 2012 for their services as directors and which vested in equal installments of 6,250 shares on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013 subject to continued service as a director on each such date. On July 25, 2012, Dr. Brar resigned as a director, and as a result of such resignation, the 25,000 unexercised options expired.

(8)	Effective November 15, 2013, Dr. Joachim Schupp resigned from his position as Chief Medical Officer with the Company and no longer serves as an executive officer of the Company.

(9)	Effective May 7, 2013, Dr. Balbir Brar resigned from his position with the Company and no longer serves as an executive officer of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by our named executive officers serving as of December 31, 2013.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock that Have Not Vested ($)(1) (j)
Mark L. Baum	125,000	(2)	-	$2.40	1/25/2022	-		-	-		-
	52,500	(3)	7,500	$4.50	3/31/2017	-		-	-		-
	25,000	(4)	-	$4.50	3/31/2017	-		-	-		-
	30,000	(5)	150,000	$8.99	5/2/2023	-		-	-		-
	-		-	-	-	200,000	(6)	$672,000
	-		-	-	-	-		-	1,050,000	(7)	$3,528,000
Andrew R. Boll	9,169	(8)	5,831	$3.68	1/25/2016	-		-	-		-
	15,000	(9)	75,000	$6.00	4/1/2023	-		-	-		-
Balbir Brar	175,000	(10)	-	$3.68	9/26/2014	-		-	-		-
Joachim P.H. Schupp	43,748	(11)	-	$3.60	11/15/2014	-		-	-		-
	4,168	(12)		$6.00	11/15/2014	-		-	-		-
	493	(13)	-	$4.00	10/5/2014	-		-	-		-

(1)	Calculated by multiplying the number of unvested shares by $3.36, the closing price per share of our common stock on The NASDAQ Capital Markets on December 31, 2013 (which was the last business day of the 2013 fiscal year).

(2)	Represents an option granted to Mr. Baum on April 1, 2012 under the Plan as compensation for his services, including his service as Chairman of the Board of Directors. The option vested in 12 equal monthly installments of 10,417 shares from January 25, 2012 to January 25, 2013.

(3)	Represents an option granted to Mr. Baum an April 1, 2012 under the Plan in connection with his appointment as our Chief Executive Officer. The option vests over a two-year period, with 15,000 shares vesting immediately upon issuance and an additional 1,875 shares vesting monthly for the 24 months thereafter.

(4)	Represents an option granted to Mr. Baum an April 1, 2012 under the Plan in connection with his services as a director. The option vested in four equal quarterly installments of 6,250 shares commencing on June 30, 2012.

(5)	Represents an option granted to Mr. Baum on May 2, 2013 under the Plan in connection with his services as a Chief Executive Officer. The option vests in quarterly installments of 15,000 shares over three years.

(6)	Represents an award of RSUs granted to Mr. Baum on May 2, 2013. The RSUs vest in full on May 2, 2016 contingent on continuous service to the Company.

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(7)	Represents the Performance Equity Award described in more detail under “Compensation Arrangements with Mark L. Baum – Performance Equity Award” below. As described below, the Performance Equity Award vests upon achieving and maintaining certain stock price targets over a three year period.

(8)	Represents an option granted to Mr. Boll on February 1, 2012 under the Plan in connection with his appointment as our Vice President, Accounting and Public Reporting. The option vests in equal monthly installments over the 36 month period following the date of grant.

(9)	Represents an option granted to Mr. Boll on April 1, 2013 under the Plan in connection with his appointment as our Vice President, Accounting and Public Reporting. The option vests in quarterly installments of 7,500 shares over three years.

(10)	Represents an option granted to Dr. Brar on January 25, 2012 under the Plan in connection with his appointment as our President. The option vests in equal monthly installments over the 36 month period following the date of grant. Following Dr. Brar’s resignation as President of the Company, in May 2013, we entered into a consulting agreement that allowed for these options to continue vesting in accordance with their original vesting schedule. On September 26, 2013, Dr. Brar’s consulting agreement was terminated and the vesting accelerated for 50,000 shares. All unvested stock options related to this grant were then forfeited. The remaining vested stock options are exercisable until September 30, 2014.

(11)	Represents an option granted to Dr. Schupp on February 15, 2012 under the Plan in connection with his appointment as our Chief Medical Officer. The option vests in equal monthly installments over the 36 month period following the date of grant. Following Dr. Schupp’s resignation as Chief Medical Officer of the Company in November 2013, all unvested stock options related to this grant were forfeited and the remaining vested stock options are exercisable until November 15, 2014.

(12)	Represents an option granted to Dr. Schupp on April 1, 2013 under the Plan in connection with his appointment as our Chief Medical Officer. The option vests in quarterly installments of 2,083 shares over three years. Following Dr. Schupp’s resignation as Chief Medical Officer of the Company in November 2013, all unvested stock options related to this grant were forfeited and the remaining vested stock options are exercisable until November 15, 2014.

(13)	Represents an option granted to Dr. Schupp on December 15, 2011 under the Plan in connection with a release given by Dr. Schupp upon DermaStar’s investment in the Company. The option was 100% vested upon its grant.

Named Executive Officer Compensation Considerations and Arrangements

Role of Compensation Committee in Compensation Decisions

In accordance with its charter, the Compensation Committee is responsible for, among other things, reviewing and evaluating the executive officer compensation program to align the interests of the executive officers with the business and financial goals of the Company, including, among other things: (i) evaluating the elements of the executive officer compensation program and recommending modifications within the elements and the program to the Board as necessary to be consistent with the applicable corporate goals and objectives and intended rewards; (ii) evaluating the performance of the Chief Executive Officer, and in consultation with the Chief Executive Officer, the performance of our other executive officer, in light of these goals and objectives, and the level of achievement of such corporate goals and objectives; and (iii) approving and/or recommending to the Board for approval, by a majority of independent directors, the compensation package for all executive officers of the Company. In accordance with its Charter, the Compensation Committee, from time to time, solicits information and, as appropriate, recommendations from management of the Company with respect to executive officer compensation, although the ultimate determination and any recommendations to the Board remain with the Compensation Committee.

The Compensation Committee considers, with respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation, and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits, available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable). The Compensation Committee recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Role of Chief Executive Officer in Compensation Decisions

Compensation for the Chief Executive Officer is reviewed, evaluated and approved by the Compensation Committee without the presence or participation of the Chief Executive Officer. The Compensation Committee’s decision with respect to awards of, or changes in, compensation to be paid to the Chief Executive Officer may, in certain cases, also be submitted to the independent members of the Board for approval or ratification.

The Chief Executive Officer reviews and makes recommendations to the Compensation Committee with respect to the compensation of our other executive officer and other members of senior management. While the Compensation Committee may review and consider recommendations of the Chief Executive Officer, the Compensation Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chief Executive Officer’s recommendations, or proposing adjustments to such recommendations, prior to the Compensation Committee giving its approval to such compensation. The Compensation Committee’s compensation determinations with respect to awards of, or changes in, compensation for each executive officer may, in certain cases, also be submitted to the independent members of the Board for approval or ratification.

Role of Compensation Consultants in Compensation Decisions

The Compensation Committee has authority to engage the services of independent compensation consultants to assist with executive compensation review and analysis, to provide both an independent review and to validate the methods and scope of internal review being conducted. In 2013, the Compensation Committee engaged Barney and Barney, LLC to assist it in its review of executive and director compensation, including the competitiveness of pay levels, executive compensation design, benchmarking with the Company’s peers in the industry and other technical considerations including tax- and accounting-related matters. Based on the information provided by Barney and Barney and input from our Chief Executive Officer, the Compensation Committee exercised its business judgment as to setting base salaries, incentive compensation levels and equity grants for executive officers. The Compensation Committee has assessed the independence of Barney and Barney pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Barney and Barney from independently representing the Compensation Committee.

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Compensation Arrangements with Mark L. Baum

Amended and Restated Employment Agreement

On May 2, 2013, we entered into an amended and restated employment agreement with Mark L. Baum, our Chief Executive Officer. The employment agreement has an initial term of three years and will automatically renew thereafter for consecutive one year terms unless earlier terminated by either party. The agreement provides for an initial annual base salary of $329,000 and a target annual incentive bonus of 45% of his annual base salary. In addition, as described more fully below, puesuant to the employment agreement, Mr. Baum received the following equity incentive awards: (i) 180,000 options to purchase our common stock; (ii) 200,000 restricted stock units subject to time-based vesting; and (iii) 1,050,000 restricted stock units subject to performance-based vesting.

2013 Performance Equity Award

Under his employment agreement, Mr. Baum was granted a performance-based restricted stock unit award (the “Performance Equity Award”) of 1,050,000 performance-based restricted stock units. The Performance Equity Award vests three years from the date of grant contingent upon the satisfaction of certain performance-based vesting criteria during the three year period. The performance-based vesting criteria are broken into five equal tranches and require that the Company achieves and maintains certain stock price targets ranging from $10 per share to $30 per share during the three year period following the grant date. With certain limited exceptions, Mr. Baum must be employed with the Company on the third anniversary of the grant date in order for the Performance Equity Award to vest. These market-based vesting conditions are set forth below:

Tranche	Number of Shares	Target Share Price
Tranche 1	19.05% of the Performance Equity Award granted	$10.00 or greater
Tranche 2	19.05% of the Performance Equity Award granted	$15.00 or greater
Tranche 3	19.05% of the Performance Equity Award granted	$20.00 or greater
Tranche 4	19.05% of the Performance Equity Award granted	$25.00 or greater
Tranche 5	23.80% of the Performance Equity Award granted	$30.00 or greater

The closing sale price of our Common Stock on May 2, 2013, the date the performance equity award was approved, was $8.99. Accordingly, Tranche 1 vesting requires a stock price appreciation of 11% Tranche 2 vesting requires a stock price appreciation of 67% Tranche 3 vesting requires a stock price appreciation of 122% Tranche 4 vesting requires a stock price appreciation of 178% and Tranche 5 vesting requires a stock price appreciation of 234%. For each respective tranche to vest the following conditions must be met: (i) the Company’s common stock must have an official closing price at or above the Target Share Price for the respective tranche (each such date, a “Trigger Date”); (ii) during the period that includes the Trigger Date and the immediately following 19 trading days (the “Measurement Period”), the arithmetic mean of the 20 closing prices of the Company’s common stock during the Measurement Period must be at or above the Target Share Price for such tranche; and (iii) with certain limited exceptions, Mr. Baum must be in continuous service with the Company through the third anniversary of the grant date. Any unvested restricted stock units under the Performance Equity Award will be forfeited on the third anniversary of the grant date. In addition, the Performance Equity Award contains an incentive recoupment (or “clawback”) provision that provides for Mr. Baum’s forfeiture or repayment of the benefits granted under the Performance Equity Award under certain circumstances.

At the time of initial grant of the Performance Equity Award, (i) the per person grant limit under the Plan for grants of performance-based restricted stock units was 600,000 shares and (ii) insufficient shares were authorized for grant under the Plan to accommodate the Performance Equity Award. As a result, under the terms of the employment agreement with Mr. Baum, the earning and issuance of any shares under the Performance Equity Award that would exceed the number of shares available for grant and/or the applicable annual per person grant limit for performance-based restricted stock units under the Plan was subject to approval by our stockholders of an increase in the number of shares available for grant and the applicable annual per person grant limit for performance-based restricted stock units under the Plan. The Board approved such increases on May 2, 2013, and our stockholders approved such increases on September 27, 2013. As a result, 600,000 RSUs under the Performance Equity Award were granted to Mr. Baum effective May 2, 2013 and the remaining 450,000 RSUs were granted to Mr. Baum effective September 27, 2013.

Other Equity Incentive Grants

In July 2012, Mr. Baum was granted 160,000 RSUs with certain performance-based vesting features. Of these, 40,000 RSUs vested upon the closing of our public offering in 2013. Concurrent with the issuance of the 450,000 performance-based RSUs described above in September 2013, Mr. Baum agreed to cancel the remaining 120,000 unvested RSUs previously granted to him in July 2012. As a result, the issuance of the 450,000 RSUs has been treated as a modification of the RSU grant made to Mr. Baum in July 2012 for accounting purposes.

Mr. Baum’s employment agreement also provides for the one-time grant of an option to purchase 180,000 shares of our common stock and 200,000 RSUs, both of which were granted on May 2, 2013. The option vests on a quarterly basis over three years and have an exercise price of $8.99 per share, the fair market value of our common stock on the date of grant, and the RSUs vest on the third anniversary of the agreement, contingent on continuous service to the Company through the applicable vesting date.

In addition, Mr. Baum is eligible for additional equity incentive grants at the time grants are generally made to other senior executives at the discretion of the Board.

Termination Provisions

In the event the Company terminates Mr. Baum’s employment without Cause or Mr. Baum terminates his employment for Good Reason (as those terms are defined in Mr. Baum’s employment agreement) (a termination without Cause or for Good Reason a “Qualifying Termination”), Mr. Baum will be entitled to receive: (i) accrued and unpaid base salary through the termination date; (ii) a prorated bonus payment for the year in which the termination occurs; (iii) a severance payment equal to the sum of (A) his annual base salary plus (B) one times his actual bonus payment in the two prior years; and (iv) continued group health plan coverage through COBRA for 18 months after termination.

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In the event of a Qualifying Termination:

●	The Performance Equity Award for which the relevant stock price vesting targets have been satisfied at the time of such Qualifying Termination shall vest immediately. In addition, any Performance Equity Awards for which the relevant stock price vesting targets are satisfied within 12 months following the Qualifying Termination will vest on the date of the satisfaction of such vesting criteria. With respect to the Performance Equity Award, in the event of a Qualifying Termination after the first anniversary and prior to the third anniversary of the grant date and within one year of a change of control, all performance stock units subject to the Performance Equity Award that would have vested prior to such date based on the achievement of the associated Company stock price targets will vest and all performance stock units subject to the Performance Equity Award with an associated stock price target at or below the per share consideration in the Change of Control transaction shall vest in full.

●	The portion of the stock option granted pursuant to the employment agreement scheduled to vest within 12 months after the date of termination of employment would vest and be exercisable on the date of termination of employment. In addition, in the event of a Qualifying Termination within two years after a Change of Control, the option would vest in full.

●	A portion of the 200,000 RSUs granted pursuant to the employment agreement computed based on the length of Mr. Baum’s service for the Company after the grant date of the award would vest in full on the date of termination of employment. In addition, in the event of a Qualifying Termination within one year after a Change of Control, the RSUs would vest in full.

Employment Agreement with Andrew R. Boll, CMA

On January 25, 2012, we entered into an employment agreement with Mr. Boll, effective as of February 1, 2012, with an initial term of three years. Under the terms of the employment agreement, Mr. Boll received an initial base salary of $60,000 per year and was granted an option to purchase 15,000 shares of common stock under the Plan on February 1, 2012, the initial date of his employment with the Company. The option has an exercise price of $3.68 per share, has a four year term and vests monthly over a 36 month period following the date of grant. The option vests in full upon a change of control as defined in the Plan. Mr. Boll has agreed to not sell more than 5% of the shares of the Company’s common stock acquired through the exercise of his stock option in any monthly period without the approval of the Board of Directors. On October 1, 2012, Mr. Boll’s salary was increased to $90,000 per year, and on April 1, 2013, Mr. Boll’s salary was increased to $155,000 per year.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2013:

EQUITY COMPENSATION PLAN INFORMATION (1)

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options		Weighted- Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	5,000,000		$5.31	2,276,688
Equity compensation plans not approved by security holders	-	(2)	-	-
Total	5,000,000		$5.31	2,276,688

(1)	Includes the 2007 Incentive Stock and Awards Plan. See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The Plan was initially adopted on September 17, 2007, and was subsequently amended on November 5, 2008, February 26, 2012, July 18, 2012, May 2, 2013 and September 27, 2013. As of December 31, 2013, the Plan provides for the issuance of a maximum of an aggregate of 5,000,000 shares of the Company’s common stock.

(2)	On July 18, 2012, the Board granted to Mr. Baum, in connection with his services as the Chief Executive Officer of the Company, 160,000 restricted stock units (RSUs) and Dr. Kammer, in connection with his services as a consultant, 40,000 RSUs outside of the Plan. The restricted stock units granted to Mr. Baum and Dr. Kammer were subject to certain performance-based vesting criteria. In February 2013, 40,000 shares vested under these RSUs and the remaining RSUs were subsequently cancelled and are no longer outstanding. See Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of five directors. Our Board has selected seven director nominees for election at the Annual Meeting, including all of our incumbent directors and two additional director nominees, William A. Koefoed, Jr. and William H. Nelson, upon the recommendation of the Company’s Nomination and Corporate Governance Committee. The Board has approved an increase to the size of the Board from five to seven directors to be effective concurrently with and contingent upon our stockholders’ election of Mr. Koefoed and Mr. Nelson to the Board at the Annual Meeting. At the Annual Meeting, stockholders will elect seven directors to serve until the 2015 annual meeting of stockholders and until the directors’ respective successors are elected and qualified or their earlier death, resignation or removal.

There are no familial relationships among any of our directors or our executive officers. No arrangement or understanding exists between any nominee and any other person or persons pursuant to whom any nominee was or is to be selected as a director or director nominee of the Company.

Nominees

The Board has selected the following seven persons as its nominees for election to the Board at the Annual Meeting. Set forth below are their names, ages and certain other information as of July 18, 2014:

Name	Age	Position & Committees
Stephen Austin, CPA, MBA	61	Director; Audit Committee*, Compensation Committee, Nomination and Corporate Governance Committee
August Bassani, Pharm.D.	41	Director; Audit Committee, Compensation Committee*, Nomination and Corporate Governance Committee
Mark L. Baum, J.D.	41	Director; Chief Executive Officer
Robert J. Kammer, D.D.S.	64	Chairman of the Board of Directors
Peter C. Kenny	55	Director; Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee*
William A. Koefoed, Jr	49	Director Nominee
William H. Nelson	68	Director Nominee

* Chairman of the committee.

Stephen G. Austin, CPA, MBA has served as a director since July 2012 and currently serves as the Chair of our Audit Committee and as a member of our Compensation Committee and Nomination and Corporate Governance Committee. He has been a Partner in Swenson Advisors, LLP, a regional accounting firm (registered with the PCAOB), since May 1998 and has served as Managing Partner since October 2006. At Swenson Advisors, Mr. Austin manages audit, SEC, Sarbanes-Oxley and business consulting engagements with a focus on technology, manufacturing, service, real estate, social media and non-profit organizations. Prior to joining Swenson Advisors, Mr. Austin accumulated over 22 years of experience as an audit partner with Price Waterhouse LLP, where he worked from 1976 to 1996, and with McGladrey & Pullen, LLP, where he worked from 1996 to 1998, serving both public and private companies. He serves as a board member or advisory board member for various not-for-profit foundations, associations and public service organizations in the United States, is on the global board of directors of Integra International, an international association of accounting firms, and served as a director on the board of Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) from March 2003 to December 2012, where he also served on the Audit Committee and Compensation Committee. In 2004, Mr. Austin published a book on business ethics entitled “Rise of the New Ethics Class,” and in 2005 and 2006 he published articles in Asia discussing The Sarbanes-Oxley Act of 2002. Mr. Austin has also authored articles for the AICPA including the Journal of Accountancy. Mr. Austin holds a B.S. degree in accounting from Bob Jones University and an M.B.A. degree from the University of Georgia and is licensed as a CPA. Mr. Austin brings to our Board financial and accounting expertise and extensive experience serving as a director of other companies.

August (“Gus”) S. Bassani, Pharm.D. has served as a director since December 2012. He currently serves as Vice-President of Consulting, R&D and Formulations at PCCA and has been with PCCA since September 2002. Prior to joining PCCA, Mr. Bassani was a formulation pharmacist for a veterinary pharmaceutical company and worked in multiple pharmacy practice settings. Mr. Bassani has taught extemporaneous compounding principles to pharmacy students at Drake University. Mr. Bassani received his Doctor of Pharmacy degree from Drake University College of Pharmacy and Health Sciences. He is a member of the 2010 – 2015 United States Pharmacopeia (USP) Council of Experts – Compounding Expert Committee, and is serving on the 2012 – 2014 Drake University College of Pharmacy and Health Sciences National Advisory Council. He is a member of the American Pharmacists Association, International Academy of Compounding Pharmacists, American Society of Health Systems Pharmacists and the American Association of Pharmaceutical Scientists. Mr. Bassani’s widespread experience in the pharmaceutical industry and his formulation expertise provides valued guidance to our management and board.

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Mark L. Baum, J.D. is a founder of our Company, a director and the Chief Executive Officer. Beginning in 2011, Mr. Baum led the restructuring and reorganization of our Company, including our securities offerings to raise capital to support our business. Mr. Baum was appointed as a director of the Company in December 2011 and as the Chief Executive Officer in April 2012. Prior to Mr. Baum’s involvement with our Company, from 2001 to 2011, he was the founder and managing director of TBLF, LLC, a law firm and fund manager, where he managed a series of three funds and acted as a principal investor in financing publicly traded companies or bridge-to-public equity transactions. Before his fund management experience, Mr. Baum founded and served as the president of YesRx, a publicly traded pharmacy business, and practiced as a U.S. securities lawyer focused on reporting requirements and public company finance-related matters. In addition, Mr. Baum serves on the board of directors for Ideal Power, Inc. (NASDAQ: IPWR), where he is also chairman of the audit committee, and is the chairman of the board of directors of Endra, Inc., a privately-held medical imaging company. Mr. Baum brings to our Board years of public company executive experience, including knowledge of securities laws, reporting requirements and public company finance-related issues.

Robert Kammer, D.D.S. has served as our director since December 2011 and as Chairman of the Board of Directors since April 1, 2012. Dr. Kammer received his Bachelor of Science Degree in 1971 from Xavier University, Cincinnati, Ohio. He received his Doctor of Dental Surgery Degree from the University of Iowa in 1974. Dr. Kammer is a Diplomat of The American Board of Orofacial Pain and a Founding Charter Member of The Academy for Sports Dentistry and Colorado Osseointegration Study Club. From 1979 to 1996, Dr. Kammer was an Associate Professor in the Department of Restorative Dentistry at The University of Colorado Health Science Center. Dr. Kammer has also served as a consultant to the Boulder-Denver Pain Control Center and the Journal of Orofacial Pain. Dr. Kammer recently contributed a chapter to the text “Osteoperiosteal Flap” and is consulting for Clear Choice Dental Implant Centers, co-authoring scientific papers and serving as a co-investigator for a study at the Mayo Institute. Dr. Kammer brings to our Board over 30 years of practical experience treating patients and leadership experience in a variety of positions.

Peter C. Kenny has served as our director since November 2013. Mr. Kenny is currently the Chief Market Strategist for Clearpool Group, a company that offers agency only execution services to institutional clients. Prior to his association with Clearpool Group in 2013, he served as the Managing Director and Chief Market Strategist at Knight Capital Group starting in December 2006. Mr. Kenny joined Knight Capital from Jefferies Execution Services where he served for three years as a Managing Director overseeing direct executions. Prior to that tenure, in 2001, Mr. Kenny founded and was Chief Executive Officer of Kenny and Co., a division of Van Der Moolen N.A., a Dutch market maker. Mr. Kenny’s career also includes six years as NYSE Senior Floor Official. Mr. Kenny appears regularly as an equity market commentator in various broadcasting venues and publications and publishes a daily morning note read by many major media outlets. Mr. Kenny is a member of the board of directors of Bank of the Ozarks, Inc. (NASDAQ: OZRK), where he also serves on the compensation committee. Mr. Kenny has degrees in Economics and Political Science from Warren Wilson College in North Carolina. Mr. Kenny’s extensive experience in the financial services industry and executive management experience provides the Board with valuable insights.

William A. Koefoed, Jr. has been nominated for election to the Board of Directors at this Annual Meeting. Mr. Koefoed has served as the Chief Financial Officer for Puppet Labs, Inc. since 2013. Prior to joining Puppet Labs, Mr. Koefoed served in a variety of roles at Microsoft Corporation beginning in 2005, including as CFO of its Skype division, General Manager of Investors Relations and General Manager of IT Finance & Strategy. Prior to joining Microsoft, Mr. Koefoed held leadership roles at Hewlett-Packard Company, PwC Consulting and Arthur Andersen. Mr. Koefoed currently serves on the board of Bellevue Boys & Girls Club and Crystal Mountain Alpine Club. Mr. Koefoed received his Bachelors of Science and MBA degrees from the University of California, Berkeley. The Board expects that Mr. Koefoed would bring valuable management, financial and investor relations experience to the Board.

William H. Nelson has been nominated for election to the Board of Directors at this Annual Meeting. Mr. Nelson served as President and Chief Executive Officer of Intermountain Healthcare, an integrated nonprofit healthcare system with hospitals, surgery centers, clinics and an insurance organization, from 1999 until his retirement in 2008. Intermountain Healthcare is the largest healthcare provider in the intermountain west, with over 33,000 employees serving the needs of Utah and southeastern Idaho residents. Mr. Nelson served as Chief Operating Officer of Intermountain Healthcare from 1995 to 1998 and Chief Financial Officer from 1976 to 1995. Mr. Nelson currently serves on the boards of the Utah Symphony & Opera, Beneficial Life Insurance, United Way of the Greater Salt Lake Area and the Healthcare Research and Development Institute. Mr. Nelson received his Bachelors of Science in Accounting from Brigham Young University and his MBA from University of Southern California. The Board expects that Mr. Nelson would bring valuable healthcare industry and management experience to the Board.

Vote Required

Each director is elected by a plurality of the votes cast on the election of directors at a meeting at which a quorum is present. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named below, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast. Each of the nominees has indicated that he is willing and able to serve as a director. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominees as the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected KMJ Corbin & Company LLP (“KMJ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that the selection of independent registered public accounting firm be submitted for ratification by our stockholders at our Annual Meeting. KMJ has served as our independent registered public accounting firm since September 17, 2007. Representatives of KMJ are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KMJ to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee will reconsider whether or not to retain KMJ. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

Aggregate fees for professional services rendered to the company by KMJ Corbin & Company LLP for the years ended December 31, 2013 and 2012, were:

	2013	2012
Audit Fees	$66,880	$48,100
Audit-Related Fees	$25,575	$76,032
Other Fees	$3,100	$-
Total	$95,555	$124,132

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements, and review of financial statements included in our quarterly reports. “Audit-Related Fees” represent fees for professional services provided in connection with the review of our registration statements on Forms S-8 and S-1, and related services normally provided in connection with statutory and regulatory filings and engagements. “Other Fees” represent fees for professional services provided in connection with the review of the Company’s accounting for its director compensation package. There were no Tax Fees billed by or paid to our principal accountant during the years ended December 31, 2013 and 2012.

Pre-approval Policy

Our Audit Committee pre-approves all services to be provided by KMJ. KMJ performed no services, and no fees were incurred or paid, relating to financial information systems design and implementation. All fees paid to KMJ for fiscal 2013 and 2012 were pre-approved by our Board of Directors

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting power present at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes are not expected to result from the vote on Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

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PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

General

After due consideration, our Board has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Amended and Restated Certificate of Incorporation to decrease the authorized number of shares of common stock from 395,000,000 shares to 90,000,000 shares (the “Certificate Amendment”), and is submitting the Certificate Amendment to the Company’s stockholders.

Purpose of the Certificate Amendment

We are currently authorized to issue 395,000,000 shares of common stock and 5,000,000 shares of preferred stock (which are designated as “blank check” preferred stock). During 2012 and 2013, following approval by our stockholders in actions by written consent, we effected two reverse splits of our issued and outstanding common stock: a one-for-eight reverse split in February 2012 and a subsequent one-for-five reverse split in February 2013. These reverse splits did not impact the number of authorized shares of common stock, which remained at 395,000,000. As a result, there are a significant number of authorized but unissued shares of our common stock available for issuance relative to the number of shares outstanding (9,130,376 shares as of July 18, 2014). Because the Board is mindful about the potential dilutive effect on existing stockholders, and because the current 395,000,000 authorized shares provides significantly more available shares than the Board believes are necessary for reasonably foreseeable future needs, the Board of Directors has approved and recommended to the stockholders an amendment to our Certificate of Incorporation to decrease the number of authorized shares of our common stock from 395,000,000 to 90,000,000. Our Board of Directors believes this number of authorized shares of common stock will provide us with sufficient shares of authorized capital stock available to be issued for any proper corporate purpose without further stockholder action. In addition, this reduction in authorized common shares will have the short-term effect of significantly reducing our Delaware franchise tax obligations. We estimate that it could reduce our Delaware franchise tax obligation by as much as over $100,000 annually.

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be used in connection with any such acquisition attempt.

The Board does not propose to make, and the Certificate Amendment would not make, any adjustments to the number of authorized shares of “blank check” preferred stock. As of the date of this proxy statement, 10 shares of preferred stock have been designated as Series A Preferred Stock, none of which are issued and outstanding.

Procedure for Effecting the Certificate Amendment

If our stockholders approve the Certificate Amendment, we propose to file with the Secretary of State of the State of Delaware a restatement of our Certificate of Incorporation that effects the reduction to our authorized shares of common stock and incorporates prior amendments to our Certificate of Incorporation. Such reduction will become effective at the time and on the date of the filing of, or at such later time as is specified in, the restated Certificate of Incorporation. Subject to the discretion of the Board, which could elect to abandon the Certificate of Amendment at any time before or after stockholder approval, we expect to file the proposed restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of our outstanding shares of common stock will be required to approve the Certificate Amendment. Broker non-votes and abstentions will have the effect of a vote against this proposal.

The Board of Directors recommends that stockholders vote “for” the APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) the named executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the Securities and Exchange Commission. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of July 18, 2014. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock and the address is c/o Imprimis Pharmaceuticals, Inc. 12626 High Bluff Drive, Suite 150, San Diego, CA 92130. All information regarding share amounts reflects our one-for-five reverse stock split effected on February 7, 2013.

	Amount and Nature of Beneficial Ownership
Beneficial Owner	Number of Shares	Percentage (1)

5% + Stockholders
John W. Fish, Jr. (2)	603,170	6.60%
Don Miloni (3)	1,243,513	13.49%
Professional Compounding Centers of America, Inc. (4)	832,682	9.12%
James E. Besser (5)	528,996	5.79%

Directors, Director Nominees and Officers
Stephen G. Austin, CPA (6)	23,988	*
August S. Bassani, Pharm.D. (7)	14,468	*
Mark L. Baum, J.D. (8)	496,798	5.28%
Andrew R. Boll, CMA (9)	50,417	*
Robert J. Kammer, D.D.S. (10)	1,038,638	11.24%
Peter C. Kenny	-	*
William A. Koefoed, Jr.	-	*
William H. Nelson	-	*
All executives and directors as a group (8 persons)	1,624,309	16.90%

*	Represents less than 1%.

(1)	Applicable percentage ownership is based on 9,130,376 shares of our common stock outstanding as of July 18, 2014. Shares of common stock subject to options or warrants and convertible notes subject to conversion into shares of our common stock currently exercisable or convertible, or exercisable or convertible within 60 days after July 18, 2014 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, warrants or convertible notes, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes 10,190 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of July 18, 2014.

(3)	This information is based on a Schedule 13G filed September 6, 2012 by Donald Miloni. Includes 878,576 shares held in his name, 25,316 shares held by Mr. Miloni’s spouse, 151,899 shares held by 1425 Greenwood Lane, LLC, of which Mr. Miloni is the beneficial owner, 102,766 shares held by RCHER Financial, LLC, of which Mr. Miloni is a beneficial owner and 84,956 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of July 18, 2014 (of which Mr. Miloni holds warrants to acquire 15,282 shares, Mr. Miloni’s spouse holds warrants to acquire 6,329 shares, 1425 Greenwood Lane, LLC holds warrants to acquire 37,975 shares, and RCHER Financial, LLC holds warrants to acquire 25,370 shares).

(4)	This information is based on a Schedule 13G filed September 13, 2012 by Professional Compounding Centers of America, Inc. The address for Professional Compounding Centers of America, Inc. is 9901 South Wilcrest Dr., Houston, TX 77099.

(5)	This information is based on a Schedule 13G filed March 7, 2014 by Mr. James Besser. The address for Mr. Besser is c/o Manchester Management Company, LLC 131 Charles Street, 1st Floor, Boston, MA 02114

(6)	Includes 17,123 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 18, 2014 and 6,865 shares of common stock issuable upon Mr. Austin’s discontinuance of service from the Board.

(7)	Includes 7,603 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 18, 2014, and 6,865 shares of common stock issuable upon Mr. Bassani’s discontinuance of service from the Board.

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(8)	Includes 285,000 shares of common stock issuable upon the exercise of stock options and 2,413 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of July 18, 2014.

(9)	Includes 50,417 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 18, 2014.

(10)	Includes 85,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 18, 2014, 6,865 shares of common stock issuable upon Dr. Kammer’s discontinuance of service from the Board and 15,282 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of July 18, 2014.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at http://imprimispharma.investorroom.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC.

Other than Mr. Austin, the Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380, Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by the Audit Committee of the Board of Directors
Stephen Austin, Chairperson
August Bassani
Peter Kenny

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12626 High Bluff Drive, Suite 150, San Diego, CA 92130 or call Investor Relations at (858) 704-4587. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2015 Annual Meeting. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, a stockholder’s proposal must be received by us no later than April 7, 2015, unless the date of our 2015 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary date of the 2014 Annual Meeting of Stockholders, in which case in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2). The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Advance Notice for Proposals for Business to be Discussed at the 2015 Annual Meeting. Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice of stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 days or more than 180 days prior to the anniversary date of the mailing of the proxy materials for the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials, and not later than the close of business on the later of (i) the 90th day prior to the scheduled annual meeting or (ii) the 15th day following the day on which public announcement of the date of annual meeting was first made. A copy of our Bylaws may be obtained by written request to the Corporate Secretary at Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12626 High Bluff Drive, Suite 150, San Diego, CA 92130. Our Bylaws are also available on the Investor Relations section of our website at http://imprimispharma.investorroom.com.

ANNUAL REPORT

Our 2013 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2013 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark L. Baum
Chief Executive Officer and Director

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